                                                                   EXHIBIT 10.13


                        CALIFORNIA HEALTHCARE FOUNDATION
                              CONSULTING AGREEMENT

REFERENCE NUMBER: 99-5063

         THIS CONSULTING AGREEMENT ("Agreement") is entered into and by the California HealthCare Foundation, a California nonprofit public benefit corporation ("CHCF"), and Care Management Science Corporation ("Contractor"). Contractor is a for profit organization.

         NOW, THEREFORE, the parties hereto agree as follows:

1. EFFECTIVE DATE. This Agreement shall be effective as of October 1, 1999 (the "Effective Date").

2. ENGAGEMENT FOR SERVICES. CHCF hereby engages Contractor to perform the services ("Services") set forth in Exhibit B attached hereto.

3. TERM OF ENGAGEMENT. The term of this Agreement ("Consulting Term") shall be for a period commencing on the Effective Date and ending on the earliest of: (i) September 30, 2002; (ii) the completion of the scope of work as stated in Exhibit B, as amended from time to time (the project described therein, the "Project"), and (iii) the date on which this Agreement is terminated pursuant to Section 5 hereof.

4.       PROVISION OF SERVICES.

         a. CONTRACTOR'S USE OF EMPLOYEES AND CONSULTANTS. Contractor may, at Contractor's discretion and at Contractor's own expense, use employees or consultants to perform the Services under this Agreement.

         b. CHCF REVIEW AND APPROVAL OF ANCHOR AGREEMENT. Contractor shall prepare and present to CHCF a form of "Generic Anchor Agreement" as contemplated in Exhibit B, Section 2 hereof. CHCF shall have ten (10) business days after its receipt of the form of Generic Anchor Agreement to review and approve such form of Generic Anchor Agreement (or any modification thereof or amendment thereto), which approval shall not unreasonably be withheld. On and after receiving approval of the Generic Anchor agreement from CHCF, Contractor may complete and enter into Anchor Agreements (each such agreement, if and when entered into in accordance with the terms of this Agreement, a "Final Anchor Agreement") with each Care Alliance Anchor provided, prior to execution thereof, Contractor prepares and presents to CHCF a complete and accurate copy of the final form of such agreement (including, e.g., a description of the scope of work, payments required thereunder, and payment schedule). CHCF shall have two (2) business days after its receipt of a proposed Final Anchor Agreement to approve or disapprove such proposed Final Anchor Agreement, which approval shall not unreasonably be withheld. CHCF's review of the final agreements will be solely for the purpose of ensuring that the workscopes contained within the agreements are generally consistent with the overall mission of the project. CHCF's failure to approve or disapprove within such two (2) business day period shall be deemed approval of such proposed Final Anchor Agreement.

         c. ADMINISTRATION OF ANCHOR AGREEMENT. Contractor shall administer and be fully responsible for the administration of the Final Anchor Agreements, subject to CHCF's rights to information, accesses, and financial reports as contained in this Agreement and the Required Provisions (as set forth herein). CHCF's only obligation with respect to such Final Anchor Agreements shall be to make payments to the Care Alliance Anchor, which obligation shall arise only (i) to the extent of the payments expressly set forth in the relevant Final Anchor Agreement (without regard to any amendment, supplement or other modification thereto unless approved in advance in writing by CHCF); (ii) after the scheduled payment date for such payment, and (iii) only on written presentation by Contractor, signed by an officer, certifying that such Care Alliance Anchor (a) is not in default or breach under its Final Anchor Agreement, and (b) has met all conditions to such payment.

5.       TERMINATION.

         a. TERMINATION. Should either party default in the performance of any material obligation under this Agreement or breach any material provision contained in this Agreement and, if the default or breach is deemed curable, not cure or substantially cure the default or breach within forty-five (45) days (the "Cure Period") after receipt of written notice by the other party specifying the nature and extent of the default or breach (a "Claim of Default"), then in addition to other remedies set forth herein or allowed at law, the Term of this Agreement may be terminated by the non-defaulting/non-breaching party. Notwithstanding the foregoing, no Cure Period shall apply in the event of nonpayment of contract fees by CHCF.

         b. PAYMENTS ON TERMINATION. If this Agreement is terminated by either party CHCF shall pay Contractor an amount which, when added to the payments made by CHCF to date, results in Contractor being paid for the work performed through the termination, provided that in no event shall CHCF be required to pay more than the maximum amount payable under this Agreement for the period ended on the date of termination. Additionally, if this Agreement is terminated by CHCF pursuant to this Section 5, Contractor may assign to CHCF, and CHCF agrees to accept, all equipment and real property leases: (i) with third parties unrelated to the Contractor, (ii) directly related to the Services, (iii) where the third party acknowledges and agrees that Contractor is not then in default thereunder and has consented to such assignment. On and after such assignment, if made, CHCF will be responsible for amounts due and payable after the date of such assignment, which it shall pay directly to such third parties.

         c. CESSATION OF OPERATIONS. In the event either party ceases its business operations or files for bankruptcy protection, then the other party may, subject to the restrictions imposed by federal bankruptcy law, at its sole discretion, terminate this Agreement upon giving written notice of termination to the other party.

6.       COMPENSATION.

         a. AMOUNT AND DUE DATES. The amount and due dates for all compensation payable by CHCF to Contractor hereunder is outlined in Exhibit A attached to this Agreement.

         b. BOOKS AND RECORDS. Contractor is expected to maintain complete books and records of revenues and expenditures for the project which should be made available for inspection at reasonable times if deemed necessary by CHCF. CHCF, at its expense, will periodically audit a selected number of its grants and contracts. If Contractor is selected, Contractor will be expected to provide all necessary assistance in connection with such audit. Records must be kept for at least three (3) years after completion of the contract.

7.       INDEPENDENT CONTRACTOR.

         a. INDEPENDENT CONTRACTOR. Contractor enters into this Agreement as, and shall continue to be, an independent contractor. Under no circumstances shall Contractor look to CHCF as its employer, or as a partner, agent or principal. Contractor shall not be entitled to any benefits which may be accorded to CHCF's employees, including workers' compensation, employee benefit plans, disability insurance, vacation or sick pay. Contractor shall be responsible for providing, at Contractor's expense, and in Contractor's name, disability, workers' compensation or other insurance as well as licenses and permits usual or necessary for performing the Services.

         b. CONTRACTOR'S RESPONSIBILITY FOR EMPLOYEES. Contractor shall be responsible for all wages, withholding, workers compensation and all other fringe benefits for its employees. Contractor is not an agent of CHCF, nor shall Contractor possess any right or authority to bind CHCF in any manner without the prior written consent of CHCF, which may be given or withheld in CHCF's sole discretion. Neither Contractor nor any of Contractor's employees shall hold themselves out to third parties to be, or otherwise represent in any manner that they are, an officer, director or employee of CHCF or its affiliates, or that such employee of Contractor has authority to bind CHCF or its affiliates.

         c. CONTRACTOR'S RESPONSIBILITY FOR TAXES. Contractor shall pay, when and as due, any and all taxes incurred as a result of the amounts paid to Contractor hereunder, including estimated taxes, and shall provide CHCF with proof of payment on demand.

         d. IMMIGRATION STATUS. Contractor hereby represents and warrants to CHCF that it has verified the immigration status of each of its employees as required by applicable law and regulations, and is in compliance with all applicable federal immigration law and regulations with respect to each of its employees.

         e. NO PROHIBITION ON OTHER SERVICES. Contractor may represent, perform services for, or be employed by, any additional persons or entities as Contractor sees fit.

8.       MUTUAL CONFIDENTIALITY.

         a. MUTUAL CONFIDENTIALITY. Both parties acknowledge that in the performance of the Services, either party may have access to information which is confidential to, or a trade secret of, the other party. Both parties agree not to disclose any such information, regardless of the form or format in which, or means by which, either party becomes aware of such information, to any third party without the specific written authorization from the owning party. For the purposes of this Agreement, trade secrets and confidential information shall not include information that (i) is generally available to the public (other than as a result of a disclosure by a party or its affiliates), or (ii) is available to such party on a non-confidential basis from a source that is not prohibited from disclosing such information to such party.

9.       OWNERSHIP AND USE OF INTELLECTUAL PROPERTY.

         a. "CHCF Intellectual Property" means any and all results and proceeds of any services heretofore or hereafter rendered by Contractor hereunder or by a Care Alliance Anchor under a Final Anchor Agreement or otherwise in connection with the Project and the Services including, without limitation, the business model, data created or collected by Contractor to the extent not subject to the ownership rights of another, any newly-created software (in both source and object code versions), all technical and other documentation developed for or related to the Project and/or Services, and all other works of authorship or invention, records, drawings, developments, and trade secrets.

         b. Contractor acknowledges and agrees, for good and valuable consideration, including, without limitation, that specified in Sections 6 and 9.f hereof, that all CHCF Intellectual Property and all intellectual property rights therein are and will be the sole and exclusive property of CHCF. Contractor further agrees to assign (or cause to be assigned) and does hereby assign fully to CHCF all of Contractor's rights, if any, worldwide in such CHCF Intellectual Property and all intellectual property rights thereto including any copyrights, patents, patent applications, trademarks, and tradenames. CHCF shall have the right to obtain and hold in its own name copyrights, registrations, or other such protection as may be appropriate to the subject matter, and any extensions and renewals thereof. Contractor agrees to give CHCF and any person designated by CHCF such reasonable assurance and assistance (at CHCF's expense for all out-of-pocket costs incurred in connection therewith) as is required to obtain patents, copyrights or otherwise to perfect CHCF's rights in any CHCF Intellectual Property.

         c. Contractor acknowledges and agrees that CHCF will at all times have the right, in its sole and exclusive discretion, to sell, license, or otherwise exploit in any media now or hereafter known, any of the CHCF Intellectual Property.

         d. Contractor agrees that if CHCF is unable because of Contractor's unavailability, incapacity, or for any other reason, to secure a signature by or on behalf of Contractor for or to pursue any application for any United States or foreign patents or copyright registrations covering the CHCF Intellectual Property assigned to CHCF herein, then Contractor hereby irrevocably designates and appoints CHCF and its duly authorized officers and agents as Contractor's agent and attorney in fact, to act for and on Contractor's behalf and stead to execute, acknowledge, deliver and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents and copyright registrations thereon with the same legal force and effect as if executed by Contractor.

         e. Contractor agrees that, except for the license to be granted pursuant to Section 9.f hereof, Contractor will not have or be deemed to have any lien, charge or other encumbrance upon any of the rights conveyed to CHCF herein, the CHCF Intellectual Property, or any proceeds derived therefrom, and that no act or omission by CHCF, nor any other act, omission or event of any kind, will terminate or otherwise adversely affect CHCF's ownership of the rights conveyed herein.

         f. Commencing on the project's effective date CHCF shall grant Contractor a fully-paid, non-exclusive, perpetual, worldwide license to all CHCF Intellectual Property developed during the course of Contractor's participation in the project (the "Licensed Intellectual Property"). Contractor may license, sell, distribute or otherwise use the Licensed Intellectual Property in any way so long as such use does not violate any applicable law or regulation. As defined in Section 9.c above, CHCF shall retain the right, exercisable in its sole and exclusive discretion, to license all or any portion of the CHCF Intellectual Property at any time, in all or any portion of the world.

10.      INDEMNIFICATION.

         a. The representations and warranties of the parties contained in Sections 5, 7, 8, 9, 10, and 12 of this agreement shall survive the termination of this Agreement. Neither the period of survival nor the liability of a party hereunder with respect to its representations and warranties shall be reduced by any investigation or action taken or made at any time by or on behalf of either party.

         b. CHCF and its affiliates, officers, directors, employees, agents, successors and assigns (each, a "CHCF Indemnified Party") shall be indemnified and held harmless by Contractor for any and all liabilities and obligations (whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable) ("Liabilities"), losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' fees and costs)(collectively, "Losses") suffered or incurred by them arising out of or resulting from:

         (i) the breach of any material representation or warranty made by Contractor herein unless such breach is caused directly by CHCF;

         (ii) the breach of any of its material covenants or agreements contained herein;

         (iii) any claim by or cause of action brought by any third party resulting from any action or inaction on the part of Contractor in connection with the Project or Services, other than such actions or failures to act specifically directed in writing by CHCF;

         (iv) the breach by Contractor or any of its affiliates of any other agreement to which it is a party, or of any law, rule, or regulation that would otherwise materially interfere with the performance of this Agreement;

         c. Contractor and its affiliates, officers, directors, employees, agents, successors and assigns (each, a "Contractor Indemnified Party") shall be indemnified and held harmless by CHCF for any and all Losses suffered or incurred by them arising out of or resulting from:

         (i) the breach of any material representation or warranty made by CHCF herein unless such breach is caused directly by Contractor;

         (ii) the breach of any of its material covenants or agreements contained herein;

         (iii) the breach by CHCF or any of its affiliates of any other agreement to which it is a party, or of any law, rule, or regulation that would otherwise materially interfere with the performance of this Agreement;

         d. An Indemnified Party shall give Contractor or CHCF, as applicable (the indemnifying party, the "Indemnifying Party") notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, as promptly as possible. The obligations and Liabilities of the Indemnifying Party under this Section 10 with respect to Losses arising from claims of any third party shall also require that the Indemnifying Party promptly acknowledge in writing its obligations to indemnify hereunder, after which notice it shall be entitled to assume and control the defense of such third party claim at its expense and through counsel of its choice, provided, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such third party claim, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party at the Indemnifying Party's expense all witnesses, pertinent records, material and information in the Indemnified Party's possession or under the Indemnified Party's control related thereto as are reasonably required by the Indemnifying Party.

11.      REPRESENTATIONS OF CONTRACTOR.

         Contractor represents and warrants that Contractor has the qualifications and ability to perform the Services in a professional manner, without the advice, control, or supervision of CHCF. Contractor represents and warrants that Contractor possesses any and all licenses and governmental approvals required in order for Contractor to perform the Services. Failure to perform the Services in a professional manner shall constitute a material breach of this Agreement. Contractor shall be solely responsible for the professional performance of the Services, and shall receive no assistance or control from CHCF. Contractor shall have sole discretion and control of Contractor's services and the manner in which performed.

12.      GENERAL PROVISIONS.

         a. BINDING ON SUCCESSORS. Subject to any restrictions stated in any other provision of this Agreement, this Agreement shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns. None of the provisions of this Agreement is intended to provide any rights or remedies to any person (including without limitation any employees or creditors of either of the parties hereto), other than the parties and their respective successors and permitted assigns.

         b. PARTIAL INVALIDITY/SEVERABILITY. Should any of the provisions of this Agreement be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement.

         c. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior oral or written understandings and agreements including, but not limited to, any and all consulting or consultancy agreements, promissory notes, summary of agreements, discharge agreements, non-disclosure agreements, reduction of debts agreements, and any other document executed between the parties or their employees, officers, or shareholders.

         d. AMENDMENTS; WAIVERS. No provision of this Agreement may be changed, extended, waived, modified, discharged or terminated, except by a written instrument executed by the parties hereto.

         e. NOTICE. Any notice, payment, report or any other communication required or permitted to be given by one party to the other party by this Agreement shall be in writing, shall be deemed effective upon receipt and shall be either (a) served personally on the other party, (b) sent by express, registered or certified first-class mail, postage prepaid, addressed to the other party by like notice, or (c) delivered by commercial courier to the other party, at the following address:

         TO CHCF:

                  California HealthCare Foundation
                  476 Ninth Street
                  Oakland, CA  94607
                  Phone:       (510) 238-1040
                  Facsimile:   (510) 238-1388
                  ATTENTION:   SAM KARP, CHIEF INFORMATION OFFICER

         TO CONTRACTOR:

                  Care Management Science Corporation
                  3600 Market Street, 6th Floor
                  Philadelphia, PA  19104
                  Phone:       (215) 387-9401

                  Facsimile:   (215) 387-9406
                  ATTENTION:   DAVID BRAILER, M.D., PH.D., CHAIRMAN AND CEO

         f. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of California.

         g. TITLES AND HEADINGS. Title and headings to sections, subsections and sub-subsections of this Agreement are for the purposes of reference only and shall not affect the interpretation of this Agreement.

         h. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

         i. TAX MATTERS. Nothing in this Agreement shall be construed to require CHCF to take any action that would violate any federal or state law, rules or regulations, including, but not limited to, the rules governing organizations classified as private foundations as set forth in the Internal Revenue Code, and any state laws concerning the operation of charitable trusts or private foundations. CHCF has the authority to report any payments made hereunder to the Internal Revenue Service, and to make any withholdings as required by the Internal Revenue Code or any applicable state law.

         j. SURVIVAL. In the event of any expiration or termination of this Agreement, provisions hereof which are intended to continue and survive shall so continue and survive, including, but not limited to, the provisions of Sections 5, 7, 8, 9, 10, 11 and 12.

         k. ASSIGNMENT. This Agreement and all rights and obligations hereunder may not be assigned, subcontracted or transferred by either party, except as permitted pursuant to this Agreement, without the prior written consent of the other party.

         l. POLITICAL ACTIVITIES. Funds from this Agreement may not be used for any of the following purposes: to carry out propaganda, or otherwise attempt to influence legislation; to influence the outcome of any specific public election or to carry on directly or indirectly any voter registration drive.

         m. ACKNOWLEDGMENT AND PUBLICITY. The California HealthCare Foundation is commissioning this research for its use. If CHCF chooses to publish material resulting from this project, either in print or electronically, appropriate acknowledgment of the Contractor will be included. Contractor may not issue any press release regarding this grant, the Project, or any or the resulting published material, without the prior written approval of the text of any such release by the CHCF Communications Department.

Any publication produced by the Contractor that refers to or results from this research or the Project should include an acknowledgment of CHCF that reads:
SUPPORTED BY THE CALIFORNIA HEALTHCARE FOUNDATION, BASED IN OAKLAND, CALIFORNIA. THE FOUNDATION IS A NON-PROFIT PHILANTHROPIC ORGANIZATION WHOSE MISSION IS TO EXPAND ACCESS TO AFFORDABLE, QUALITY HEALTH CARE

FOR UNDERSERVED INDIVIDUALS AND COMMUNITIES, AND TO PROMOTE FUNDAMENTAL IMPROVEMENTS IN THE HEALTH STATUS OF THE PEOPLE OF CALIFORNIA.

If CHCF disseminates the final research, CHCF's Communications Department will oversee the dissemination and any resulting publicity activities. In that event, Contractor will be sent publicity material for final review and approval and will receive copies of the final product.

         n. USE OF NAME. Except as otherwise provided for or as contemplated by this Agreement, neither party shall have the right to, or shall use the other party's name, trademarks, or tradenames in any form of media, whether written, visual, audio or otherwise without the prior written consent of the other party. Further, Contractor cannot authorize CHCF to use and CHCF agrees and acknowledges that CHCF shall not use, the name of the University of Pennsylvania, The Wharton School or other similar references under the terms of this Agreement without the prior written consent of the University of Pennsylvania.

         o. FORCE MAJEURE. Neither party shall be liable to the other party for any delay or non-performance of its obligations under this Agreement arising from any cause or causes beyond its reasonable control to the extent the effects of such cause(s) are not capable of being avoided or mitigated through the reasonable efforts of such party.

         IN WITNESS WHEREOF, this Consulting Agreement has been executed by each of the parties.

                          CALIFORNIA HEALTHCARE FOUNDATION,
                          a California non-profit public benefit corporation


                          By:__________________________________________________
                          Name:________________________________________________
                          Its:_________________________________________________

                          CONTRACTOR, CARE MANAGEMENT SCIENCE CORPORATION


                          By:__________________________________________________
                          Name:________________________________________________
                          Its:_________________________________________________

                          Tax ID or SS # ____________________________

                          Effective Date: ___________________________

                                    EXHIBIT A

                          CONSULTING AGREEMENT SUMMARY
                            REFERENCE NUMBER: 99-5063


NAME OF PROJECT:

Project Management Office for the Santa Barbara Community-Wide Health Information Project


CHCF STAFF DIRECTLY RESPONSIBLE FOR THIS AGREEMENT:

Sam Karp, Chief Information Officer


PROJECT SUMMARY:

This project will establish a Program Management Office (PMO) to facilitate the development and propagation of a local business model for the cooperative sharing, maintenance and use of clinically relevant health information in Santa Barbara County.


SCOPE OF WORK TO BE PERFORMED:

A SCOPE OF WORK, WORK PLAN and DELIVERABLES are contained in Exhibit B and is considered to be a part of this Agreement.


COMPENSATION AND PAYMENT SCHEDULE:

a)       Total project costs: Not to exceed $4,620,574

b)       Payment Schedule:




            YEAR 1:
          -----------
          $ 1,109,328      Within 10 days of the receipt and approval of a
                           signed agreement.

          $   739,552      Within 30 days of receipt and approval (such approval
                           not to be unreasonably withheld) of six-month
                           narrative and financial reports due April 30, 2000
                           (but not payable earlier than May 31, 2000)



          YEAR 2 (PROJECTED):
          -------------------
          $   692,362      Within 30 days of receipt and approval (such approval
                           not to be unreasonably withheld) of narrative and
                           financial reports and Work Plan,

                                     10


                           Deliverables and Budget for year two, due October 31, 2000 (but not payable earlier than November 30, 2000)

          $   692,362      Within 30 days of receipt and approval (such approval
                           not to be unreasonably withheld) of narrative and
                           financial reports due April 30, 2001 (but not payable
                           earlier than May 31, 2001)



          YEAR 3 (PROJECTED):
          -------------------
          $   693,485      Within 30 days of receipt and approval (such approval
                           not to be unreasonably withheld) of narrative and
                           financial reports and Work Plan, Deliverables and
                           Budget for year three, due October 31, 2001 (but not
                           payable earlier than November 30, 2001)

          $   693,485      Within 30 days of receipt and approval (such approval
                           not to be unreasonably withheld) of narrative and
                           financial reports due April 30, 2002 (but not payable
                           earlier than May 31, 2001)


         c) Earned Interest Income. Interest income earned from funds awarded through this agreement must be used for the purposes of the project. All funds received from CHCF will be reported as part of the six month financial reports. A plan for spending any earned interest income on new activities will be presented with the next six month budget report and must be approved by CHCF.

         d) Budget Category Transfers. Contractor will be permitted to transfer of up to 10% of the funds from one budget category to another budget category. Transfer of funds between budget categories in excess of 10% will need to be submitted to CHCF for approval as a budget revision. Budget categories are Salary Expenses, Non Labor Expenses, Capital Expenses and Admin-Finance Expenses.


TERM OF CONTRACT:

October 1, 1999 through September 30, 2002

REPORTS

Contractor agrees to provide a narrative and financial report every six (6) months, due April 30, 2000, October 31, 2000, April 30, 2001, October 31, 2001, April 30, 2002 and October 31, 2002. A Work Plan, Deliverables and Budget for Year 2 is due October 31, 2000. A Work Plan, Deliverables and Budget for Year 3 is due October 31, 2001.

The narrative report shall address the project's overall progress and the PMO's success in meeting specific project deliverables. It should identify any risks, which would threaten meeting specific project deliverables. It should identify any risks, which would threaten the project's continued success. A final narrative and financial report is due by January 15, 2003. The narrative report shall include a summary of the activities and accomplishments of the project; identify CHCF Intellectual Property including all software applications that were developed and, if applicable, include the original source code and documentation; and copies of all articles and publications associated with the project. The report shall also include the Contractor's recommendations for additional activities CHCF might consider to further the project's goals.

                                    EXHIBIT B

                            REFERENCE NUMBER: 99-5063

                    SCOPE OF WORK, WORK PLAN AND DELIVERABLES

SCOPE OF WORK

Through the creation of a Program Management Office, Contractor will manage the Santa Barbara Community-wide Health Care Information Project and will facilitate the design and implementation of the health care information sharing infrastructure and decision-making apparatus. Contractor will oversee and manage the contracts with the Care Alliance Anchor organizations for the operation of specified project components objectives, and deliverables.

In performance of this agreement, Contractor will provide ongoing support and training to local health care stakeholders; certify vendors according to CareStandard criteria; negotiate software and hardware contracts with various vendors; and seek grants from the Agency for Health Care Policy and Research, the National Library of Medicine, and others to support evaluation of the project and to measure the impact of the information-sharing interventions on quality, efficiency and accessibility of care.

DEFINITIONS

1. CareStandard is a division of Care Management Science that will be responsible for administering the Program Management Office and facilitating the work of this project.

2. Care Exchange is the community-wide membership organization in Santa Barbara which will enable community organizations to join together to address health care information challenges by developing common approaches to information-sharing, communication and decision-making.

3. Care Exchange Council is the local community governance structure that will oversee the Santa Barbara project's decision-making and rule setting, resolve data ownership issues, and manage technology coordination.

4. Care Alliance is the team of community health care organizations that have agreed to work together to implement a plan to improve the clinical and/or administrative exchange of information with their key business partners.

5. Care Alliance Anchor is the lead organization of each Care Alliance team.

WORK PLAN

WHEN SIGNED TO APRIL 30, 2000

1.       Draft and Execute Care Exchange Council Accord

         Develop a mutual agreement among all Care Alliance Anchors to summarize how the Care Exchange Council will make non-binding decisions regarding the use of cross-organizational health care data among health care organizations within the community. This agreement is intended to not only guide the Care Exchange Council through this project, but to survive the three-year time frame and serve as an ongoing forum for health data exchange issues.

         --       Review General Policies and Procedures with Care Exchange
                  Council
         --       Draft Care Exchange Council Accord
         --       Review Draft Care Exchange Council Accord with Care
                  Exchange Council
         --       Finalize Care Exchange Council Accord
         --       Sign Off of Care Exchange Council Accord with Care Exchange
                  Participants

2.       Draft and Execute Care Alliance Anchor Agreements

         Prepare a draft agreement with the Care Alliance Anchor organizations detailing specific milestones and deliverables that both the Care Alliance and CMS agree to complete. Each Care Alliance Anchor will effect a separate 'Care Alliance Agreement' with all participating Care Alliance organizations to detail more specific data sharing intentions and related flow of funds to participating organizations.

         --       Draft Generic Anchor Agreement
         --       Review Generic Anchor Agreement with CHCF
         --       Finalize Generic Anchor Agreement, subject to Section 4(b)
                  of the Agreement
         --       Complete Anchor Agreement with each Care Alliance Anchor,
                  subject to Section 4(b) of the Agreement

3.       Draft and Execute Care Alliance Agreements

         An annual agreement among all members of the Care Alliance detailing the scope of work that the Care Alliance will perform. The Care Alliance Agreement will also include detail regarding the appropriate use of data shared among participating organizations with specific business rules and regulatory standards governing the use of data based on CALINX rules and HIPAA standards.

         --       Draft Care Alliance Agreement
         --       Review Draft Care Alliance Agreement with Care Exchange
                  Council
         --       Finalize Care Alliance Agreement
         --       Complete Care Alliance Agreement with each Care Alliance

4.       Prepare and Circulate Care Exchange Council and Advisory Committee
         Minutes

         Contractor will attend the Care Exchange Council and Advisory Committee meetings. The Care Exchange Council meets monthly. The Clinical and Technical Advisory Committees meet quarterly.

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

5.       Develop and Launch Santa Barbara County Care Exchange Web Site

         A Web site will be developed and made accessible to all Care Exchange Members. It will highlight project progress and development, disseminate up-to-date information regarding federal, state, and local regulations, and provide access to health industry assessments and reports that highlight the industry's use of the Internet for health information exchange. CareStandard will also publish a list of the certified vendors on the site with summary and detailed product information.

         --       Draft Web Content and Design
         --       Select Web Developer
         --       Develop Web Site
         --       Launch
         --       Community Roll Out

6.       Develop Roster of Certified Vendors

         Contractor will develop a vendor certification process. The process will be vendor neutral and offered to all health care vendors with the intent of certifying several competing products for Care Exchange selection. Certification is based on the vendors' ability to demonstrate the following: product efficacy and proven capability, Internet based technology, commitment to industry standards, financial viability, and interoperability. Once a vendor is CareStandard certified, their company and product information will be available on the SBCCE Web site.

         --       Issue RFP to Software Vendors
         --       Evaluate RRP responses according to Certification Criteria
         --       Issue Provisional Certification
         --       Create Final Certification Application
         --       Distribute Certification Application to Software Vendors
         --       Evaluate RRP responses according to Certification Criteria
         --       Announce Certified Vendors and Post on Web site with
                  respective product information

7.       Plan and Hold Vendor Exhibition

         Once a vendor is CareStandard certified, their company and product information will be showcased in a Santa Barbara County Vendor Exhibition. The Exhibition will be a one-day event, highlighting available technology and interoperability. Participants will include SBCCE Members, vendor representatives, CareStandard and CHCF staff, and other interested community representatives.

         --       Determine Exhibition Format
         --       Plan and Organize Logistics
         --       Prepare Invitation List

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

         --       Distribute Invitations
         --       Confirm Attendees
         --       Host Vendor Exhibition Day
         --       Summarize Results

8.       Perform Ongoing Communication and Community Facilitation

         CareStandard will routinely provide project updates to the community, the media and other interested parties. Project specific communication will be co-developed with a public relations firm (to be determined) and coordinated with the CHCF. In addition, CareStandard will support community dialogue and facilitate multi-organization communication. This facilitation will routinely include multi-stakeholder and one-on-one meetings, and ongoing electronic communication.

         --       Select Public Relations Firm
         --       Coordinate Press Communication and Project Announcements
         --       Review Press Communication with CHCF
         --       Release Press Communication (On-going)
         --       Facilitate Community Dialogue (On-going)


MAY 1, 2000 TO OCTOBER 31, 2000 (NEW ACTIVITIES)

1.       Plan and Hold Two Day Showcase Conference

         CareStandard will hold an annual two-day conference promoting SBCCE progress and opportunities. The conference will provide an opportunity to showcase community success, technology innovation and regulation awareness. The conference will be geared to health care executives, physician and community leaders, and technology vendors.

         --       Determine Conference Format and Speakers
         --       Plan Logistics
         --       Develop Invitation List
         --       Distribute Invitations
         --       Confirm Attendees
         --       Host Conference
         --       Summarize Conference Results

2.       Define and Develop Baseline Outcomes Measures

         Project metrics will be baselined at the start of the project to track measurable progress throughout the three-year time frame.

         --       Determine Project Metrics
         --       Measure Baseline Project Metrics
         --       Document Baseline Project Metrics

3.       Identify Academic Research Partner

         CareStandard will conduct research analysis on the benefits to patient care across the community and will disseminate success factors for broader industry use through scientific conferences. Accordingly, CareStandard will seek funds from the Agency for Health Care Policy and Research (AHCPR) to involve academic evaluators to assess demonstration efforts. AHCPR is a federal agency that supports research designed to improve the quality of health care, reduce cost and broaden access to essential services.

4.       Prepare and Submit Care Alliance Deliverables Progress Report

         SBCCE progress will be tracked against the milestones and deliverables outlined in respective Care Alliance Agreements to be developed.


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

DELIVERABLES

------------------------------------------  --------------  -------------  ------  -------  -------  ------
                                              04/03/00      10/31/00
------------------------------------------  --------------  -------------  ------  -------  -------  ------
PMO
------------------------------------------  --------------  -------------  ------  -------  -------  ------
Community Web Site Launch                         X
------------------------------------------  --------------  -------------  ------  -------  -------  ------
List of Certified Vendors                         X
------------------------------------------  --------------  -------------  ------  -------  -------  ------
Annual Conference Results                                        X
------------------------------------------  --------------  -------------  ------  -------  -------  ------
Baseline Outcomes Measures                                       X
------------------------------------------  --------------  -------------  ------  -------  -------  ------
Identify Academic Research Partner                               X
------------------------------------------  --------------  -------------  ------  -------  -------  ------
Anchor Agreements                                 X
------------------------------------------  --------------  -------------  ------  -------  -------  ------
Care Exchange Council Accord                      X
------------------------------------------  --------------  -------------  ------  -------  -------  ------
Care Alliance Agreements                          X
------------------------------------------  --------------  -------------  ------  -------  -------  ------
Community Deliverables Progress Report                           X
------------------------------------------  --------------  -------------  ------  -------  -------  ------
Care Exchange Committee and Advisory              X              X
Committee Minutes
------------------------------------------  --------------  -------------  ------  -------  -------  ------


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